UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2010

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33291 (Commission File Number)	33-0830300 (I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 909-0736

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Pruvel™ is an investigational prodrug in the fluoroquinolone class of antibiotics being developed as a treatment for infectious diarrhea.  On November 9, 2010, due to a higher than expected incidence of cutaneous rash during the course of a study of the possible interaction between Pruvel and antacids, we informed the U.S. Food and Drug Administration that we were voluntarily terminating the research study.  All reported events of cutaneous rash from the drug interaction study were mild in severity and required little or no treatment and all resolved completely.   We plan to conduct an investigation into the cause of the rash prior to initiating any new study with Pruvel.  Rashes are a known and infrequent side effect of fluoroquinolone antibiotics, such as Pruvel, and in both of our previous Pruvel Phase 3 clinical trials, rashes occurred at or below the rate generally expected for other fluoroquinolones.  Pending the results of our investigation, we are not currently able to estimate when we will initiate any new study or the extent of the delay in our planned submission of a New Drug Application for Pruvel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: November 10, 2010	By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)